FOR FURTHER INFORMATION:
Specialty Underwriters’ Alliance, Inc. Scott Goodreau (888) 782-4672 sgoodreau@suainsurance.com	Financial Relations Board Leslie Loyet (312) 640-6672 lloyet@mww.com

FOR IMMEDIATE RELEASE
THURSDAY, AUGUST 6, 2009

SPECIALTY UNDERWRITERS’ ALLIANCE, INC. REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

Increases Gross Written Premium in Second Quarter and
Writes $40 Million Account in Third Quarter

CHICAGO – August 6, 2009 – Specialty Underwriters’ Alliance, Inc. (NASDAQ: SUAI) (“SUA” or the “Company”) today announced financial results for the quarter and six months ended June 30, 2009.

Courtney Smith, president and chief executive officer, stated, “We are pleased that, despite the persistence of difficult economic times, with respect to the second quarter we have increased our gross written premium quarter over quarter. Also, we recently have renewed contracts with our four original Partner Agents, Risk Transfer, AEON, ATM and SRS.

“Additionally, we recently renewed a large municipality account in the third quarter, increasing the written premiums from $13 million to approximately $40 million on this account.

“In alternative staffing, we renewed a large PEO in the second quarter and continue to maintain a high renewal rate. Also, our e-comp. program in the southeast grew almost 200% from last year’s comparable quarter. Countering these positive trends is the decline in payroll that persists.

“As in the first quarter of 2009, we increased our trucking book by approximately 30%. Our contractors book continues to show weak top line but strong profitability. We are optimistic that we will be able to grow this profitable line when economic conditions improve.

“We experienced a net loss for the second quarter of approximately $0.5 million compared to net income of $2.3 million for the comparable quarter in 2008 due, in large part, to the one-time expenses of approximately $1.6 million incurred as a result of both the proxy contest waged in connection with our annual meeting of stockholders held on May 5, 2009 and the negotiation of the merger agreement entered into with Tower Group, Inc. on June 21, 2009.

“Our net income was also impacted by an increase in our net loss and loss adjustment expense ratio. This increase was primarily attributable to several large losses in our commercial automobile line of business which was partially offset by favorable loss development in prior years in our contractors lines of business. We are implementing price increases in our trucking segment to ensure that this book is profitable.

“As previously disclosed, on June 22, 2009, we entered into a definitive agreement to merge with Tower Group, Inc. (NASDAQ: TWGP). We continue to work towards completing that transaction. On July 17, 2009, the Federal Trade Commission granted early termination under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On July 15, 2009 Tower filed a Form A with the Illinois Department of Insurance and the California Department of Insurance. On July 31, 2009, we filed a preliminary proxy statement with the Securities and Exchange Commission on form PREM14A and Tower filed a registration statement on Form S-4.”

Financial Results
Gross written premiums were $43.9 million for the three months ended June 30, 2009, versus $41.8 million in the second quarter of 2008. For the six months ended June 30, 2009, gross written premiums were $72.9 million versus $65.9 million for the same period in 2008.

Earned premiums were $35.4 million for the second quarter of 2009 compared to $34.2 million for the same quarter of 2008. Earned premiums were $70.1 million for the six months ended June 30, 2009 compared to $69.9 million for the comparable period in 2008.

Total expenses for the three months ended June 30, 2009, were $38.6 million, consisting of loss and loss adjustment expenses of $23.0 million, acquisition expenses of $8.4 million and other operating expenses of $7.2 million. Total expenses for the three months ended June 30, 2008, were $33.6 million, consisting of loss and loss adjustment expenses of $20.9 million, acquisition expenses of $7.3 million and other operating expenses of $5.4 million.

Total expenses for the six months ended June 30, 2009, were $74.6 million, consisting of loss and loss adjustment expenses of $44.0 million, acquisition expenses of $16.9 million and other operating expenses of $13.7 million. Total expenses for the six months ended June 30, 2008, were $69.3 million, consisting of loss and loss adjustment expenses of $42.0 million, acquisition expenses of 16.0 million and other operating expenses of $11.3 million.

For the second quarter of 2009, net loss and loss adjustment expense ratio was 65.0 percent versus 61.2 percent for the comparable quarter in 2008. Also, the Company’s results were primarily impacted by several large losses in its commercial automobile line of business. The Company has increased prices in this line of business and continues to evaluate its underwriting policies.

For the second quarter of 2009, SUA experienced favorable prior year loss development of $1.0 million, primarily attributable to favorable loss development in its contractors line of business, as compared to favorable prior year loss development of $0.6 million across all lines for the three months ended June 30, 2008.

For the six months ended June 30, 2009, net loss and loss adjustment expense ratio was 62.8 percent versus 60.0 percent for the comparable six months in 2008.

For the six months ended June 30, 2009, favorable prior year loss development of $1.8 million primarily attributable to favorable loss development in the Company’s contractors and workers’ compensation lines of business. For the six months ended June 30, 2008 SUA experienced favorable prior year loss development of $1.3 million primarily within its commercial automobile line of business.

Net investment income for the three months ended June 30, 2009, was $2.8 million, compared to $2.7 million for the prior year period. Total revenues were $37.9 million for the second quarter of 2009, compared to $36.9 million for the second quarter of 2008. Net investment income for the six months ended June 30, 2009, was $5.6 million, compared to $5.3 million for the prior year period. Total revenues were $75.3 million for the six months ended June 30, 2009, and for the comparable period in 2008.

Net loss for the quarter ended June 30, 2009, was $0.5 million, compared to net income of $2.3 million for the comparable period in 2008. Net income for the six months ended June 30, 2009, was $0.5 million, compared to $5.7 million for the comparable period in 2008.

Losses per share for the three months ended June 30, 2009, was $0.03 compared to earnings per share of $0.14 for the same period in 2008. Earnings per share for the six months ended June 30, 2009, was $0.03, basic and diluted, compared to $0.37, basic, and $0.36, diluted, for the same period in 2008.

Financial Condition
As of June 30, 2009, the Company reported investments of $265.0 million, total assets of $462.5 million, total liabilities of $321.8 million and stockholders’ equity of $140.7 million. Book value per share as of June 30, 2009, was $8.85 and tangible book value per share was $8.17. As of December 31, 2008, the Company reported investments of $263.4 million, total assets of $454.7 million, total liabilities of $318.4 million and stockholders’ equity of $136.3 million. Book value per share as of December 31, 2008 was $8.62 and tangible book value per share was $7.94. Book value includes unrealized gains of $1.3 million as of June 30, 2009 as compared to unrealized losses of $2.2 million as of December 31, 2008.

About Specialty Underwriters’ Alliance, Inc.
Specialty Underwriters’ Alliance, Inc., through its subsidiary SUA Insurance Company, is a specialty property and casualty insurance company providing commercial insurance products through exclusive wholesale Partner Agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, professional employer organizations, public entities, and contractors. SUA’s innovative approach provides products and claims handling, allowing the Partner Agent to focus on distribution and customer relationships.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the company may include forward-looking statements that reflect the company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Summary Financial Data
(in millions, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Results of operations
Gross written premiums	$43.9	$41.8	$72.9	$65.9
Net written premiums	41.8	39.9	68.8	61.6
Earned premiums	$35.4	$34.2	$70.1	69.9
Net investment income	2.8	2.7	5.6	5.3
Net Realized gains (losses)	(0.3)	—	(0.4)	0.1

Total revenues	37.9	36.9	75.3	75.3

Loss and loss adjustment expenses	23.0	20.9	44.0	42.0
Acquisition expenses	8.4	7.3	16.9	16.0
Other operating expenses	7.2	5.4	13.7 5.4	11.3

Total expenses	38.6	33.6	74.6	69.3

Pre-tax income (loss)	(0.7)	3.3	0.7	6.0
Income tax benefit/(expense)	0.2	(1.0)	(0.2)	(0.3)

Net income (loss)	$(0.5)	$2.3	$0.5	$5.7

Key ratios
Net loss and loss adjustment expense ratio	65.0%	61.2%	62.8%	60.0%
Ratio of acquisition expenses to earned premiums	23.7%	21.3%	24.1%	22.8%
Ratio of all other expenses to gross written premiums	16.4%	13.0%	18.8%	17.2%
Net income (loss) per share
Basic	$(0.03)	$0.14	$0.03	$0.37
Diluted	$(0.03)	$0.14	$0.03	$0.36
Weighted Average Shares Outstanding
Basic	15.9	15.7	15.8	15.6
Diluted	15.9	15.8	15.9	15.8

Summary Financial Data
(in millions, except per share data)
	As of	As of
	June 30,	December 31,
Assets	2009	2008
Investments	$265.0	$263.4
Cash	1.4	0.2
Insurance premiums receivable	68.5	60.7
Reinsurance recoverable on unpaid loss and loss adjustment expenses*	79.7	79.6
Prepaid reinsurance premiums	0.2	0.3
Investment income accrued	2.6	2.5
Equipment and capitalized software at cost (less accumulated depreciation of $18.8 and $15.5)	12.9	13.6
Intangible assets	10.7	10.7
Deferred acquisition costs	17.0	18.2
Deferred tax asset	1.6	3.1
Other assets	2.9	2.4

Total assets	$462.5	$454.7

Liabilities
Loss and loss adjustment expense reserves*	$218.4	$214.9
Unearned insurance premiums	79.3	80.6
Insured deposit funds	13.7	15.8
Accounts payable and other liabilities	10.4	7.1

Total liabilities	321.8	318.4

Stockholders’ equity
Common stock at $0.01 par value per share – authorized: 30.0 shares; issued: 14.8 and 14.7 shares; outstanding: 14.6 shares and 14.4 shares	0.1	0.1
Class B common stock at $0.01 par value per share – authorized: 2.0 shares; issued and outstanding: 1.3 shares and 1.4 shares	0.0	0.0
Paid in capital – Common Stock	130.4	129.9
Paid in capital – Class B Common Stock	7.7	8.1
Accumulated earnings	2.6	1.7
Treasury stock	(1.0)	(1.3)
Accumulated other comprehensive income (loss)	0.9	(2.2)

Total stockholders’ equity	140.7	136.3

Total liabilities and stockholders’ equity	$462.5	$454.7

Book value data
Weighted average shares outstanding	15.9	15.8
Book value per share	$8.85	$8.62
Tangible book value per share	$8.17	$7.94

• Includes $49.5 million and $53.2 million as of June 30, 2009 and December 31, 2008 of direct gross loss and loss adjustment expense reserves of Potomac Insurance Company of Illinois, which reinsured all of its direct liabilities to OneBeacon Insurance Company and is reflected on SUA’s balance sheet as a reinsurance recoverable.

Gross Written Premium Data
For the Three Months Ended June 30
(in millions, except percentages)

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Risk Transfer Programs, LLC.	$17.6	40.1%	$22.3	53.3%
American Team Managers.	6.4	14.6%	6.5	15.6%
Appalachian Underwriters, Inc.	5.9	13.4%	2.1	5.0%
Specialty Risk Solutions, LLC.	4.1	9.3%	0.9	2.2%
Northern Star Management, Inc.	3.5	8.0%	2.0	4.8%
AEON Insurance Group, Inc.	3.4	7.7%	5.2	12.4%
First Light Program Manages, Inc.	2.9	6.6%	1.0	2.4%
Insential, Inc.	0.2	0.5%	0.4	1.0%
Flying Eagle Insurance Services, Inc.	—	0.0%	0.3	0.7%
Other.	(0.1)	-0.2%	1.1	2.6%

Total.	$43.9	100.0%	$41.8	100.0%

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Florida.	$12.2	27.8%	$10.7	25.6%
California.	11.0	25.1%	14.2	34.0%
Texas.	4.5	10.3%	1.3	3.1%
Other states.	16.2	36.8%	15.6	37.3%

Total.	$43.9	100.0%	$41.8	100.0%

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Workers’ compensation	$25.7	58.6%	$26.4	63.2%
Commercial automobile.	13.0	29.6%	10.4	24.9%
General liability.	4.7	10.7%	4.2	10.0%
All other.	0.5	1.1%	0.8	1.9%

Total.	$43.9	100.0%	$41.8	100.0%

Gross Written Premium Data
For the Six Months Ended June 30
(in millions, except percentages)

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Risk Transfer Programs, LLC.	$28.6	39.3%	$31.5	47.7%
American Team Managers.	11.9	16.3%	12.7	19.3%
Appalachian Underwriters, Inc.	11.4	15.6%	3.9	5.9%
AEON Insurance Group, Inc.	7.4	10.2%	10.8	16.4%
Northern Star Management, Inc.	4.6	6.3%	2.0	3.0%
First Light Program Manages, Inc.	4.2	5.8%	1.4	2.1%
Specialty Risk Solutions, LLC.	4.1	5.6%	0.9	1.4%
Insential, Inc.	0.4	0.5%	0.7	1.1%
Flying Eagle Insurance Services, Inc.	0.1	0.1%	0.5	0.8%
Other.	0.2	0.3%	1.5	2.3%

Total.	$72.9	100.0%	$65.9	100.0%

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
California.	$19.9	27.3%	$25.7	39.0%
Florida.	13.6	18.7%	12.4	18.8%
Texas.	7.1	9.7%	6.2	9.4%
Other states.	32.3	44.3%	21.6	32.8%

Total.	$72.9	100.0%	$65.9	100.0%

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Workers’ compensation	$44.1	60.5%	$38.3	58.1%
Commercial automobile.	21.4	29.4%	18.0	27.3%
General liability.	6.3	8.6%	8.1	12.3%
All other.	1.1	1.5%	1.5	2.3%

Total.	$72.9	100.0%	$65.9	100.0%